LUCKCHARM HOLDINGS LIMITED

Report of Independent Registered Public Accounting Firm
Consolidated Financial Statements
as of December 31, 2008 and 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Luckcharm Holdings Limited
Room 703, Nan Dao Comm. Building,
359-361 Queen's Road Central, Hong Kong

We have audited the accompanying consolidated balance sheets of Luckcharm Holdings Limited and subsidiary (the "Group") as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders' equity and comprehensive loss, and cash flows for each of the two years in the period ended December 31, 2008.  These financial statements are the responsibility of the Group's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Luckcharm Holdings Limited and subsidiary at as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE TOUCHE TOHMATSU CPA LTD.
Shanghai
October 10, 2009

LUCKCHARM HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
(Amounts expressed in US dollars, except share data)

	Note	December 31, 2008	December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents		$10,661	$681,165
Accounts receivable		3,196,456	-
Inventories	4	3,391,067	179,045
Advance to suppliers		996,921	3,569,596
Amount due from related party	5	92,511	-
Prepaid expenses and other current assets	6	546,229	515,937
Deferred tax assets – current	11	163,240	11,296
Total current assets		8,397,085	4,957,039

Property and equipment, net	7	1,416,851	1,276,585
Intangible assets, net	8	940,398	790,338
Long-term accounts receivable		129,455	-
Deferred tax assets – Non-current	11	74,245	98,890
Total non-current assets		2,560,949	2,165,813
Total assets		$10,958,034	$7,122,852

LIABILITIES
Current liabilities:
Short-term bank borrowings	9	$2,194,715	$-
Borrowings from a related party	9	139,015	1,790,474
Accounts payable		716,220	61,514
Accrued expenses and other current liabilities	10	1,013,138	153,642
Deferred revenue		4,734,352	4,098,239
Total current liabilities		8,797,440	6,103,869
Total liabilities		8,797,440	6,103,869

Commitments and contingencies	12

SHAREHOLDERS’ EQUITY
Common share (US$0.13 par value; 1 share authorized, issued and outstanding)		-	-
Additional paid-in capital		2,713,229	1,253,950
Accumulated deficit		(712,024)	(333,436)
Accumulated other comprehensive income		159,389	98,469
Total shareholders’ equity		2,160,594	1,018,983

Total liabilities and shareholders’ equity		$10,958,034	$7,122,852

The accompanying notes are an integral part of these consolidated financial statements

LUCKCHARM HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(Amounts expressed in US dollars, except share data)

		Year ended December 31
	Note	2008	2007

Revenues		$3,065,007	$-
Cost of sales		2,970,613	-
Gross profit		94,394	-

Operating expenses:
Selling and marketing expenses		57,925	8,895
Research and development expenses		94,300	-
General and administrative expenses		393,782	335,325
Total operating expenses		546,007	344,220

Loss from operations		(451,613)	(344,220)

Interest expense		106,231	-
Interest income		(1,405)	(2,156)
Other, net		(62,109)	(32,852)

Loss before income taxes		(494,330)	(309,212)
Income tax benefit	11	115,742	72,601
Net loss		$(378,588)	$(236,611)

Loss per share – basic and diluted		$(378,588)	$(236,611)

Share used in calculating basic and diluted loss per share		1	1

The accompanying notes are an integral part of these consolidated financial statements

LUCKCHARM HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY AND COMPREHENSIVE LOSS
(Amounts expressed in US dollars, except share data)

	Common Shares		Additional paid in	Accumulated	Accumulated other comprehensive		Comprehensive
	Shares	Amount	capital	deficit	income	Total	loss
BALANCE AT January 1, 2007	1	$0	$1,253,950	$(96,825)	$25,051	$1,182,176

Net loss				(236,611)	—	(236,611)	$(236,611)
Foreign currency translation adjustments	—	—	—	—	73,418	73,418	73,418
							$(163,193)
BALANCE AT DECEMBER 31, 2007	1	$0	$1,253,950	$(333,436)	$98,469	$1,018,983

Shareholders contribution			1,459,279	—	—	1,459,279
Net loss	—	—	—	(378,588)	—	(378,588)	$(378,588)
Foreign currency translation adjustments	—	—	—	—	60,920	60,920	60,920
							$(317,668)
BALANCE AT DECEMBER 31, 2008	1	$0	$2,713,229	$(712,024)	$159,389	$2,160,594

The accompanying notes are an integral part of these consolidated financial statements

LUCKCHARM HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts expressed in US dollars, except share data)

		Year ended December 31,
	Note	2008	2007

OPERATING ACTIVITIES:
Net loss		$(378,588)	$(236,611)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation of property and equipment	7	68,136	2,131
Deferred income taxes		(115,741)	(72,601)
Amortization of acquired intangible assets	8	197,717	11,623
Changes in assets and liabilities
Increase in account receivables		(3,090,202)	-
Increase in inventories		(3,138,120)	(173,073)
Decrease/(increase) in advance to suppliers		2,724,470	(3,302,055)
Increase in other current and non-current assets		(209,572)	(23,078)
Increase in accounts payable		409,381	59,461
Increase in deferred revenue		342,509	3,961,544
Increase/(decrease) in other current liabilities		820,711	(136,672)
Net cash (used in)/provided by operating activities		(2,369,299)	90,669

INVESTING ACTIVITIES:
Purchase of property and equipment		(118,869)	(135,060)
Purchase of intangible assets		(70,774)	(775,599)
Advance to a third party		-	(457,531)
Net cash used in investing activities		(189,643)	(1,368,190)

FINANCING ACTIVITIES:
Proceeds from short-term bank borrowings		2,194,298	-
Proceeds from short-term borrowings from related party		2,389,193	7,326,299
Repayments of short-term borrowings from related party		(4,177,327)	(5,595,546)
Proceeds from cash contribution from shareholders		1,459,279	-
Net cash provided by financing activities		1,865,443	1,730,753

Effect of exchange rate changes on cash and cash equivalents		22,995	29,341
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS		(670,504)	482,573
Cash and cash equivalents at the beginning of the year		681,165	198,592
Cash and cash equivalents at the end of the year		$10,661	$681,165

Supplemental cash flow information:
Cash paid for interest expense		$106,231	$-

Non-cash investing and financing activities:
Purchase of intangible asset by accounts payable		$219,472	$-

The accompanying notes are an integral part of these consolidated financial statements

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Luckcharm Holding Limited (“LHL” or the “Company”) was incorporated in Hong Kong on June 15, 2009 by Fernside Limited.  On June 29, 2009, Fernside Limited transferred all of the equity interest of Luckcharm to Golden Wind Holdings Limited (“GW”), a company incorporated in the British Virgin Islands as an exempted company with limited liability under the Companies Law of the British Virgin Islands, for cash consideration of HK$1.00 (US$0.13). On August 1, 2009, LHL entered into an agreement to acquire 100% of the equity of Wuhan Guoce Nordic New Energy Co., Ltd. ("GC-Nordic") for total cash consideration of $3.3 million (RMB 22.5 million) from the original nine individual shareholders (the "Founders").  At the time of this transaction, the Founders obtained 100% voting interests in GW in the same proportion as their ownership interest in GC-Nordic, through a call option and voting trust agreements with Xu Hong Bing (the "Seller"), the sole shareholder of GW for a nominal consideration.  The acquisition of GW has been accounted for as a reverse acquisition with no change in control.  On August 5, 2009, GC-Nordic received approval on this acquisition from the Bureau of Commerce of the Wuhan City, Hubei Province, People's Republic of China ("PRC"). The restructuring process has been accounted for as a recapitalization as the Company and GC-Nordic were under common control with no adjustment to the historical basis of the assets and liabilities of GC-Nordic.  All share and per share data have been restated to give retroactive effect of this restructuring and the share capital represents the capital amount of the Company as if the restructuring has been completed as of the earliest period presented in these financial statements.

GC-Nordic was established as a domestic limited liability company on August 21, 2006 upon the issuing of a license by the Administration for Industry and Commerce of the Wuhan City, Hubei Province, PRC with an operating period of ten years to August 20, 2016.  At the time of establishment, GC-Nordic had registered capital of RMB 10 million ($1,253,950).  In December 2008, its registered capital was first increased to RMB 20 million ($2,713,229), and then to RMB 30 million ($4,176,330) in June 2009.

Luckcharm Holding Limited and GC-Nordic are collectively referred to as the "Group", which is engaged in the design, manufacture, commissioning and distribution of wind turbine generators and provides related technical support services in the PRC.

2.	DEVELOPMENT STAGE

The Group was a development stage enterprise at December 31, 2007. The Group completed its development activities and commenced principal operations in January 2008.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

(b)	Basis of consolidation

The consolidated financial statements include the financial statements of the Group and its subsidiaries.  All significant transactions and balances among the Group and its subsidiaries have been eliminated upon consolidation.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(c)	Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities that reported in the accompanying consolidated financial statements and related disclosures, and the reported amounts of revenues and expenses during the reporting period.  These estimates are based on management’s best knowledge of current events and actions that the Group may take in the future. Actual results could materially differ from these estimates.

Significant accounting estimates and assumptions reflected in the financial statements include but are not limited to allowance for doubtful accounts, useful lives of property and equipment and finite lived intangible assets, valuation of inventories, impairment for long-lived assets, accruals for warranty costs, recoverability of prepayments, and valuation of deferred tax assets.

(d)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when purchased.

(e)	Accounts receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  Bad debts are written off as incurred. Long-term accounts receivable with fixed or determinable payments were recorded in the accompanying consolidated balance sheet at their net present value based on a discount rate of 5.4% per annum, which approximated the discount rate generally available for discounting similar instruments with commercial bank in PRC.

(f)	Inventories

Inventories are stated at the lower of cost or market.  Cost is calculated on the first-in-first-out basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition.  The Group provides estimated inventory write-down to the estimated market value for excessive, slow moving and obsolete inventories as well as inventories whose carrying value is in excess of net realizable value. The estimated market value is measured as the estimated selling price of each class of the inventories in the ordinary course of business less estimated costs of completion and disposal. As at December 31, 2008, there were no such charges to inventory.

(g)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment loss, if any.

Property and equipment are depreciated over their estimated useful lives on a straight-line basis.  Residual rates are determined based on the economic value of the property and equipments at the end of the estimated useful period, with a range from 3% to 5%.  Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in statement of income.  Repairs and maintenance costs are expensed as incurred.  The estimated useful lives are as follows:

Useful lives
Electronic equipment and computers	5 years
Furniture, office equipment and vehicles	5 years
Machinery and tools	5-20 years
Leasehold improvements	Shorter of the lease term or the estimated useful lives

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(h)	Intangible assets, net

Intangible assets are stated at cost less accumulated amortization and impairment losses, if any.

Intangible assets with finite lives are amortized over their estimated useful lives on a straight-line basis.  The estimated useful life is as follows:

Useful life

Purchased technology	3-10 years

(i)	Impairment of long-lived assets

The Group evaluates its long-lived assets and finite lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. When these events occur, the Group compares the carrying amount of the asset group to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Group would recognize an impairment loss equal to the excess of the carrying amount over the fair value of the assets. There was no impairment charge recognized for the years ended December 31, 2008 and 2007, respectively.

(j)	Income taxes

The Group accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax return.  Under this method, deferred tax liabilities and assets are determined based on the temporary difference between the financial statement and tax basis of assets and liabilities using presently enacted tax rates in effect. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statements of operations in the period of change.  A valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that such deferred tax assets will not be realized.  The total income tax provision includes current tax expenses under applicable tax regulations and the change in the balance of deferred tax assets and liabilities.

In July 2006, the Financial Accounting Standard Board ("FASB") issued Financial Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes— an Interpretation of FASB Statement No. 109," which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.  Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods.  This interpretation also provides guidance on measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006. The Group adopted the provision of FASB Interpretation No. 48 on January 1, 2007. No reserves for uncertain income tax provisions have been recorded pursuant to FIN 48.

(k)	Foreign currency translation

The functional currency and reporting currency of  LHL is United States Dollar ("US Dollar").  Monetary assets and liabilities denominated in currencies other than the US Dollar are translated into US Dollar at the rates of exchange ruling at the balance sheet date.  Transactions in currencies other than the US Dollar during the year are converted into the US Dollar at the applicable rates of exchange prevailing on the day transactions occurred.  Transaction gains and losses are recognized in the statements of income.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)	Foreign currency translation (continued)

The financial records of the Group's PRC subsidiary are maintained in Renminbi ("RMB") which is its  functional currency.  Assets and liabilities are translated at the exchange rates at the balance sheet date, equity accounts are translated at historical exchange rates and revenues, expenses, gains and losses are translated using the average rate for the year.  Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of accumulated other comprehensive income in the statement of shareholders' equity and comprehensive income (loss).

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange of People's Republic of China ("PRC"), under the authority of the People’s Bank of China, controls the conversion of RMB into foreign currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China foreign exchange trading system market. The Group's aggregate amount of cash and cash equivalents dominated in RMB amounted to $10,661 and $681,165 as of December 31, 2008 and 2007, respectively.

(l)	Revenue recognition

The Group recognizes revenues in accordance with Staff Accountant Board ("SAB") No. 104, "Revenue Recognition", when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable and collectability is reasonably assured.  For an arrangement with multiple deliverables, the Group recognizes product revenues in accordance with Emerging Issues Task Force ("EITF") No. 00-21, "Revenue Arrangements with Multiple Deliverables".

The Group is not contractually obligated to accept returns.  The sales of goods and services involve inconsequential or perfunctory performance obligations.  These obligations can include non-essential installation or training, provision of product manuals and materials, and limited, pre-scheduled technical maintenance support. When the only remaining undelivered performance obligation under an arrangement is inconsequential or perfunctory, the Group recognizes revenue on the delivery of turbines, the predominant deliverable in the total contract and provides for the cost of the unperformed obligations. Cash advances received from customers before the revenue is earned are classified as deferred revenue.

(m)	Cost of Sales

Cost of revenue includes production cost, which includes material, direct labor and manufacturing expenses (i.e. depreciation and amortization expenses), and indirect costs, as well as shipping and handling costs for products sold, royalty payments, and warranty costs.

(n)	Warranty cost

Limited warranties are provided to the wind turbine generators for two years following delivery for defects in equipment hardware.  Various suppliers provide warranties to the Group on components purchased.  Warranty costs are accrued as revenues are recognized and are offset by any recoveries received from suppliers.  Actual warranty costs are accumulated and charged against the accrued warranty liability.  Product warranties are accrued at 2% of wind turbine sales based on an assessment of industry norms which also represents the Group's best estimate to date.  The Group accrued $57,525 and $0 warranty costs during the years ended December 31, 2008 and 2007, respectively.  As of December 31, 2008, no warranty accrual was used. If the Group begins to experience warranty claims differing from the current accrual rate, the warranty accrual rate would be prospectively revised.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(o)	Government grants

Government grants are recognized when received and when all the conditions for their receipt have been met.  Government grants whose primary condition is that the Group should purchase, construct or otherwise acquire non-current assets are recognized as non-current liabilities in the balance sheet and transferred to profit or loss on a systematic and rational basis over the useful lives of the related assets.  Government grants for revenue and/or expenses should be recognized in income when the related revenue and/or expense are recorded.

The Group received a government grant, which is related to the Group's activities in research and development projects, from a local government agency.  The Group records the government grant against the research and development expenses when incurred.  The government subsidy in 2008 and 2007 was $42,435 and nil, respectively.

(p)	Fair value of financial instruments

The carrying value of financial instruments including cash, accounts receivable, amount due from related parties, accounts payable, accrued expenses and debt, approximates their fair value at December 31, 2008 and 2007 due to the relatively short-term nature of these instruments. The fair value of long-term accounts receivable was approximately $129,455 and $nil, respectively, as of December 31, 2008 and 2007 based on discounted cash flows. The fair value was estimated using discounted cash flow technique based on pertinent information available to the Group as of December 31, 2008. Although management is not aware of any factors that would  significantly affect these fair value estimates, such amount has not been comprehensively revalued for purposes of the financial statements since that date, and current estimate of fair value may differ significantly from the amount presented.

On January 1, 2008, the Group adopted SFAS No. 157, Fair Value Measurements ("SFAS 157") that was not delayed by FASB Staff Position FAS 157-2 ("FSP FAS 157-2").  FSP FAS 157-2 delays the effective date of SFAS 157 as it applies to non-financial assets and liabilities that are not required to be measured at fair value on a recurring (at least annual) basis.  As a result of the delay, SFAS 157 will be applied to the Group's non-financial assets and liabilities effective on January 1, 2009.  SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (also referred to as an exit price).  SFAS 157 also establishes a three-level fair value hierarchy for classifying financial instruments that is based on whether the inputs to the valuation techniques used to measure fair value are observable or unobservable.  Valuation techniques used to measure fair value shall maximize the use of observable inputs. The three levels of the SFAS 157 fair value hierarchy are described below:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Observable market-based inputs, other than quoted prices in active markets for identical assets or liabilities.

Level 3:	Unobservable inputs.

As of December 31, 2008, the Group did not have any financial assets or liabilities that were measured at fair value on a recurring basis subsequent to initial recognition.

(q)	Earnings (loss) per share

Basic loss per share is computed by dividing loss attributable to holders of common shares by the weighted average number of common shares outstanding during the year.  Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.  Common share equivalents are excluded from the computation in loss periods as their effects would be anti-dilutive. No dilutive potential common share equivalents were outstanding during the years ended December 31, 2008.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(r)	Comprehensive income (loss)

Comprehensive income (loss) includes all changes in equity except those resulting from investments by owners and distributions to owners and is comprised of net income (loss) and foreign currency translation adjustments.

(s)	Research and development

Research and development costs are expensed as incurred.  Generally all research and development is performed internally for the benefit of the Group.  The Group does not perform such activities for others.  Research and development costs include salaries, amortization of intangible asset used for research and development purposes, utilities, and miscellaneous items directly related to research and development activities. Research and development expenses for the years ended December 31, 2008 and 2007 amounted to $94,300 and $0, respectively.

(t)	Concentration of credit risk

Financial instruments that potentially expose the Group to significant concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable and long-term accounts receivable and advance to suppliers.  The Group places its cash and cash equivalents with financial institutions with high-credit ratings and quality.

The Group conducts credit evaluation of customers and generally does not require collateral or other securities from its customers.  The Group establishes an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers. With respect to advances to suppliers, who are primarily the suppliers of wind turbine components, the Group performs ongoing credit evaluations of its suppliers' financial conditions.  The Group generally does not require collateral or other security against advance to suppliers; however, it maintains reserves for potential credit losses and such losses have historically been within management's expectations.

(u)	Business risks

The Group's near term, and possibly long term, prospects are significantly dependent upon one customer. Revenues and outstanding accounts receivable in 2008 were solely from one customer. As a result, currently the Group is substantially dependent upon the continued participation of these customers in order to maintain and continue to grow its total revenues. Significantly reducing the Group's dependence on these customers is likely to take a long time and there can be no guarantee that the Group will succeed in reducing that dependence.

(v)	Start-up costs

The Group expensed all costs incurred in connection with start-up activities, including preproduction costs associated with new manufacturing facility.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(w)	Recently announced accounting pronouncements

In December 2007, the FASB issued SFAS No. 141, “Business Combinations (Revised 2007)” (“SFAS No. 141R”). SFAS No. 141R is relevant to all transactions or events in which one entity obtains control over one or more other businesses. SFAS No. 141R requires an acquirer to recognize any assets and non-controlling interest acquired and liabilities assumed to be measured at fair value as of the acquisition date. Liabilities related to contingent consideration are recognized and measured at fair value on the date of acquisition rather than at a later date when the amount of the consideration may be resolved beyond a reasonable doubt. This revised approach replaces SFAS No.141’s cost allocation process in which the cost of an acquisition was allocated to the individual assets acquired and liabilities assumed based on their respective fair value. SFAS No. 141R requires any acquisition-related costs and restructuring costs to be expensed as incurred as opposed to allocating such costs to the assets acquired and liabilities assumed as previously required by SFAS No. 141. Under SFAS No. 141R, an acquirer recognizes liabilities for a restructuring plan in purchase accounting only if the requirements of SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, are met. SFAS No. 141R allows for the recognition of pre-acquisition contingencies at fair value only if these contingencies are likely to materialize. If this criterion is not met at the acquisition date, then the acquirer accounts for the non-contractual contingency in accordance with recognition criteria set forth under SFAS No. 5, “Accounting for Contingencies”, in which case no amount should be recognized in purchase accounting. SFAS No. 141R is effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008. The adoption of SFAS No. 141R will change the Group’s accounting treatment for business combination on a prospective basis beginning on January 1, 2009.

In April 2009 the FASB issued FSP No. 141R-1 “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP 141R-1”). FSP 141R-1 amends the provisions in SFAS No. 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. The FSP eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria in Statement 141R and instead carries forward most of the provisions in SFAS No. 141 for acquired contingencies. FSP 141R-1 is effective for contingent assets and contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of FSP 141R-1 will change the Group’s accounting treatment for business combination on a prospective basis beginning on January 1, 2009.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP FAS 142-3). This position amends the factors an entity should consider when developing renewal or extension assumptions used in determining the useful life over which to amortize the cost of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP FAS 142-3 requires an entity to consider its own historical experience in renewing or extending similar arrangements in determining the amortizable useful life. Additionally, this position requires expanded disclosures related to the determination of intangible asset useful lives. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008, and may impact any intangible assets the Group acquires in future transactions. The guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements, though, shall be applied prospectively to all intangible assets recognized as of the effective date. Early adoption is prohibited. The Group adopted FSP FAS 142-3 as of January 1, 2009 and the adoption did not have material impact on the Group's financial position, results of the operations and cash flows.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (FAS 162). FAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. FAS 162 is effective 60 days following SEC approval.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(w)	Recently announced accounting pronouncements (continued)

In November 2008, the EITF reached a consensus-for exposure on EITF Issue No. 08-1, "Revenue Arrangements with Multiple Deliverables", or EITF 08-1, which was subsequently ratified by the FASB and confirmed at its September 2009 meeting.  The Task Force discussed a model that would amend EITF 00-21 to require an entity to estimate the selling price for all units of accounting, including delivered items, when vendor-specific objective evidence or acceptable third-party evidence of the selling price does not exist for them, and eliminate the residual allocation method and require an entity to apply the relative selling price allocation method in all circumstances.  EITF 08-1 will be effective for fiscal years beginning on or after June 15, 2010.  Entities can elect to apply this Issue (1) prospectively to new or materially modified arrangements after the Issuer’s effective date or (2) retrospectively for all periods presented.  Early application is permitted.  The Group is now evaluating the possible impact on the consolidated financial statements.

At the November 24, 2008 meeting, the FASB ratified the reached in EITF Issue No. 08-7, “Accounting for Defensive Intangible Assets” (“EITF 08-7”). EITF 08-7 requires entities that will acquire a defensive intangible asset after the effective date of Statement 141(R), to account for the acquired intangible asset as a separate unit of accounting and amortize the acquired intangible asset over the period during which the asset would diminish in value. EITF 08-7 is effective for defensive intangible assets acquired in fiscal years beginning on or after December 15, 2008. The Group is currently evaluating the impact of this statement on its consolidated financial statements.

On April 9, 2009, the FASB issued FASB Staff Position No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP FAS 107-1 and APB 28-1”), to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. The FSP will be effective for the Group for interim and annual periods beginning January 1, 2009.

In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, "Subsequent Events" (SFAS No.165).  SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, SFAS 165 provides (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009 and shall be applied prospectively.

In June 2009, the FASB approved the "FASB Accounting Standards Codification" ("Codification") as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The Codification is effective for the Group during the annual period ending December 31, 2009 and will not have an impact on the financial condition or results of operations.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

4.	INVENTORIES

The Group's inventories at December 31, 2008 and 2007 are summarized as follows:

	December 31, 2008	December 31, 2007

Raw materials	$2,885,327	$179,045
Work in progress	505,740	-
	$3,391,067	$179,045

5.	AMOUNT DUE FROM RELATED PARTY

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.  Related parties may be individuals or corporate entities. Wuhan Guoce Science & Technology Co., LTD. (GC-Tech) and the Group are subject to common control as the majority shareholder and the Chairman of the Board of Directors for GC-Tech is also the majority shareholder and the Chairman of the Board of Directors for the Group.  The Group had $92,511 and nil due from GC-Tech as of December 31, 2008 and 2007, respectively. The amount represents the prepayment to GC-Tech who imports raw materials from overseas on behalf of the Group.  The total raw materials purchased from related party were $257,579 and nil for the years ended December 31, 2008 and 2007, respectively.

6.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	December 31, 2008	December 31, 2007

Other receivable	$505,867	$473,318
Staff advance	24,175	28,131
Rental deposits	1,829	1,711
Others	14,358	12,777
	$546,229	$515,937

7.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	December 31, 2008	December 31, 2007

Electronic equipment and computers	$81,816	$50,820
Furniture, office equipment and vehicles	105,524	49,563
Machinery and tools	1,250,707	1,132,437
Leasehold improvements	49,348	46,173
	1,487,395	1,278,993
Less: Accumulated depreciation	70,544	2,408
Property and equipment, net	$1,416,851	$1,276,585

The Group recorded depreciation expense of $68,136 and $2,131 for the years ended December 31, 2008 and 2007, respectively.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

8.	INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	December 31, 2008	December 31, 2007
Gross carrying amount -
Purchased technology	$1,149,738	$801,961
Less: Accumulated amortization -
Purchased technology	209,340	11,623

Intangible, net	$940,398	$790,338

The Group recorded amortization charges of $197,717 and $11,623 for the years ended December 31, 2008 and 2007, respectively.

The annual estimated amortization expense for the next five years is as follows:

2009	$196,918
2010	196,918
2011	99,375
2012	99,375
2013	99,375
Thereafter	248,437
$940,398

9.	SHORT-TERM BORROWINGS

	December 31, 2008	December 31, 2007

Short-term bank borrowings	$2,194,715	$-
Loan from related party	$139,015	$1,790,474

As of December 31, 2008, the Group had a short-term unsecured loan, which is guaranteed by a third party, from PRC bank in the amount of $2,194,715.  The maturity date of the short term loan outstanding from PRC bank at December 31, 2008 is in July 2009.  The interest rate of outstanding short-term loan at December 31, 2008 was 8.74%, which is subject to adjustment in accordance with the basic interest rate released by People's Bank of China.

Apart from the short term loan from bank, the Group also had short term loans from a related party in the amount of $139,015 and $1,790,474 as of December 31, 2008 and 2007, respectively.  The loan was provided to the Group for daily operational purposes and working capital needs by GC-Tech.  The related party loan is interest free due to its short term nature.

10.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31, 2008	December 31, 2007

Payroll and bonus payable	$52,063	$26,918
Accrued customs duty	91,460	15,964
Deposits	157,405	331
Other tax payables	513,570	81,208
Warranty accrual	57,525	-
Royalty accrual	110,964	-
Others	30,151	29,221
	$1,013,138	$153,642

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

11.	INCOME TAXES

(a)	Tax law of each tax jurisdictions

Hong Kong

The Group's subsidiary did not have assessable profits that were earned in or derived from Hong Kong during the year ended December 31, 2008 and 2007.  Accordingly, no Hong Kong profits tax has been provided for.

China

The Group’s subsidiary incorporated in the PRC is subject to Corporate Income Tax, or CIT, on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant PRC income tax laws.

PRC CIT, was generally assessed at the rate of 33% of taxable income prior to January 1, 2008.  On March 16, 2007, the National People's Congress of the PRC approved and promulgated the new Enterprise Income Tax Law ("new EIT Law"), which took effect beginning January 1, 2008.  Under the new EIT law, foreign investment enterprise and domestic companies are subject to a uniform tax rate of 25%.  The new tax law provides a five-year transition period from its effective date for certain qualifying enterprises which were established before the promulgation date of the new tax law and which were entitled to a preferential lower tax rate or tax holiday under the then effective tax laws or regulations.

(b)	Reconciliation from income tax at statutory rate to effective tax rate

The following table sets out the reconciliation from the statutory CIT rate to the Group’s effective tax rate:

	Year ended December 31,
	2008	2007

Statutory CIT rate	25%	33%
Expenses not deductible for tax purposes	(2%)	(2%)
Change of statutory tax rate	-	(8%)
Effective EIT rate	23%	23%

(c)	Deferred tax

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Group's net deferred tax assets are as follows:
	December 31, 2008	December 31, 2007
Deferred tax assets
Net operating loss	$90,715	$12,056
Accrued expenses	72,525	11,296
Pre-operating expenses	74,245	86,834
	$237,485	$110,186
Analysis as:
Current	$163,240	$11,296
Non-current	74,245	98,890
	$237,485	$110,186

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

11.	INCOME TAXES (CONTINUED)

(c)	Deferred tax (continued)

At December 31, 2008, deductible net operating loss carryforwards of PRC subsidiary was $362,860, which expires through 2013.  Subject to the PRC income tax rate of 25% the tax benefit is $90,715 as of December 31, 2008.  The Group believes that it is more likely than not that the benefit from the net operating loss carryforward relating to its PRC subsidiary will be realized through future profits.  The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward periods are reduced.

(d)	Significant components of income tax expense

Income tax for the PRC subsidiary is calculated on a separate entity basis.  The Group's PRC subsidiary files stand-alone tax returns.  The provisions for the Group's income taxes for the years ended December 31, 2008 and 2007, respectively, are summarized as follows:

	December 31, 2008	December 31, 2007

Current tax	$-	$-

Deferred tax benefit	(115,742)	(72,601)

	$(115,742)	$(72,601)

(e)	Uncertainty in income tax

Effective January 1, 2007, the Group adopted FIN 48, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return.  This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

There is no impact on the financial statement upon the adoption of FIN 48 as of January 1, 2007.  The Group does not anticipate any significant change for unrecognized tax benefits within the next 12 months.

According to PRC Tax Administration and Collection Law, the statute of limitations for tax underpayments is three years if the underpayment of taxes is due to computational errors made by the taxpayer or withholding agent. The statute of limitations will be extended five years under special circumstances, which are not clearly defined (but an underpayment of tax liability exceeding RMB 0.1 million is specifically listed as a special circumstance). In the case of a related party transaction, the statute of limitations is 10 years. There is no statute of limitations in the case of tax evasion. From inception to 2008, the Group is subject to examination of the PRC tax authorities. The Group classifies interest and penalties associated with taxes as income tax expense. Such charges were immaterial in 2007 and 2008.

12.	COMMITMENTS AND CONTINGENCIES

(a) Purchase commitments

As of December 31, 2008, the Group had outstanding commitments in the amount of $21,205,101 for raw material purchases.

(b) Capital commitments

As of December 31, 2008, the Group's capital commitments amounted to $588,476 in relation to asset improvement and plant expansion within the next twelve months.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

12.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

(c) Royalty payment commitments

In 2006, the Group entered into a technology license related to its development of wind turbine generator products.  Under this agreement, the Group is obligated to pay a royalty for each wind turbine generator sold that utilized the technology covered by this agreement. The Group accrued royalty payments of $110,964 and $0 for the years ended December 31, 2008 and 2007, respectively.

13.	SEGMENT INFORMATION AND MAJOR CUSTOMERS

The Group follows the provision of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes standards for reporting information about operating segments.  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker. The Group's chief operating decision maker has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Group. The Group is a single segment entity whose business is production and distribution of wind turbine generators in the PRC. All of its revenues are derived in the PRC. The Group's long-lived assets and operations are substantially located in the PRC.

The Group recorded revenues of $3,065,007, which were all from one customer for the year ended December 31, 2008.

14.	PRC EMPLOYEE BENEFITS

Full-time employees of the Group are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits.  The Group is required to accrue for these benefits based on certain percentages of salaries in accordance with the relevant regulations and make contributions to the state-sponsored pension, medical and welfare plans.  The Chinese government is responsible for the medical benefits and ultimate pension and welfare liabilities to these employees. The total contribution for such employee benefits were $20,310 and $1,942 for the years ended December 31, 2008 and 2007, respectively.

15.	PROFIT APPROPRIATION AND STATUTORY RESERVES IN CHINA

GC-Nordic is a wholly foreign owned enterprise incorporated in the PRC, and is required to make appropriations from after-tax profits to non-distributable reserve funds.  The subsidiary, after recouping their losses, must make appropriations to general reserve fund and staff bonus and welfare fund, in accordance with The Law of the PRC on Enterprises Operated Exclusively with Foreign Capital. The general reserve fund requires annual appropriations of 10% of after-tax profit (determined by generally accepted accounting principles in the PRC (“PRC GAAP”)) until such fund has reached 50% of the subsidiaries’ registered capital; the percentage of appropriation for staff bonus and welfare fund is determined at the discretion of its Board.  The statutory reserves can only be used for specific purposes, such as offsetting accumulated losses, enterprise expansion or staff welfare.  These reserves are not distributable to the shareholders except in the event of liquidation.  Appropriations to these funds are accounted for as transfers from retained earnings to the statutory reserves.

As of December 31, 2008 and 2007, the Group did not make any appropriations to the statutory reserve funds as GC-Nordic was in a loss position under PRC GAAP.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
(Amounts expressed in US dollars, except share data)

16.	SUBSEQUENT EVENTS

On May 22, 2009, LHL and GC-Nordic entered into the Letter of Intent ("LOI") with GC China Turbine Corp. ("GCCT", formerly known as "Nordic Turbine Inc."), a Nevada corporation listed on U.S. Over-the-Counter Bulletin Board.  LHL and GCCT wish to enter into a share purchase and exchange agreement whereby GCCT would purchase all of the issued and outstanding shares of LHL from the shareholders, and the shareholders of LHL would purchase a 54% controlling equity interest in GCCT and become the directors and officers afterwards (the "Merger").  Further on July 31, 2009, a revised Letter of Intent ("Revised LOI") was entered between the above parties and New Margin Growth Fund L.P. ("New Margin"), Ceyuan Ventures II, L.P. ("CV") and Ceyuan Ventures Advisors Fund II, LLC ("CV Advisors").  The revised LOI further provides that (i) upon consummation of the Merger, GCCT shall directly or indirectly own all of the outstanding capital stock of GC-Nordic; (ii) the closing date for the Merger shall be thirty days from the date GC-Nordic completes an audit of its financial statements as required under U.S. securities laws; and (iii) the obligation of GC-Nordic to consummate the Merger is conditioned upon an additional financing of at least US$ 10 million in the merged entity at closing.

On May 22, 2009, LHL entered into a promissory note in favour of GCCT in the principal amount of US$ 1 million.  The promissory note is secured by the assets of LHL, accrues interest at 6% per annum calculated annually from May 31, 2009, and is due on December 8, 2009.  Upon closing of the agreements as described above, the promissory note, excluding any interest accrued, will be considered an inter-company loan.  If the proposed transactions are not completed by December 8, 2009, and the principal, together with interest, have not been fully repaid by June 8, 2010, GCCT will have the right, at its option, to convert the promissory note to a percentage equity interest in LHL, equal to 4.44% multiplied by that fraction of the principal not repaid by June 8, 2010.

On July 31, 2009, the same day of signing the Revised LOI, the above parties entered into a financing agreement (the "Agreement").  The Agreement provides that GCCT agreed to lend LHL (i) US$ 2.5 million before July 24, 2009 and (ii) US$ 7.5 million before July 31, 2009.  In order to guarantee GCCT’s lending obligations under the Agreement, New Margin agreed to lend US$ 5 million to GCCT and CV and CV Advisors each agreed to lend a total of US$ 5 million to GCCT prior to the dates indicated above.  Upon the consummation of the Merger, the US$ 10 million aggregate loan amount made to GCCT by each of New Margin, CV and CV Advisors will be converted into shares of GCCT’s common stock at a conversion price equal to US$0.80 per share.  If the Merger fails to be consummated, the loans will convert into a 29.87% equity interest in GC-Nordic.

On the same day, LHL entered into a promissory note in favor of GCCT in the principal amount of US$ 10 million in connection with GCCT’s loan made to LHL as described above.  Under the terms of the promissory note, GCCT shall forgive the debt and cancel the promissory note so long as (i) the Merger is completed pursuant to its terms or (ii) if the Merger is not completed pursuant to its terms, the debt is converted pursuant to the Agreement.  If the Merger is not completed and the debt is not converted pursuant to the Agreement, the debt shall be due and payable within 180 days from the date of the promissory note.

In furtherance of the Agreement, on the same date, GCCT executed convertible promissory notes (the "Notes") in favour of New Margin, CV and CV advisors in the amount of US$ 5 million, US$4.8 million and US$0.2 million, respectively.  The notes earn simple interest at an annual percentage rate equal to 6% or the lowest rate permissible by law.  Upon consummation of the Merger, the principal and interest due under the Notes will automatically convert into shares of common stock of GCCT at a conversion price per share equal to US$0.80.  In the event the Merger is not consummated within 180 days from the date of the Notes, the Notes shall be converted in accordance with the Agreement and debt underlying the Notes shall be forgiven and cancelled.

On September 30, 2009, the shareholders of GCCT entered into a voluntary share exchange agreement (the "Exchange Agreement") with LHL, GW and GC-Nordic.  Pursuant to the Exchange Agreement, GCCT will issue 32, 383,808 shares of its common stock, represents no less than 54% of the total issued and outstanding common stock of GCCT, to GW at the closing of the Exchange Agreement in exchange for 100% of the issued and outstanding capital stock of LHL.  The previously issued US$ 10 million convertible promissory notes will automatically convert into 12,500,000 shares of the GCCT's common stock.

*    *    *    *    *

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheets as of June 30, 2009 and December 31, 2008	2

Unaudited Condensed Consolidated Statements of Income for the Six Months Ended June 30, 2009 and 2008	3

Unaudited Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2009 and 2008	4

Notes to Unaudited Condensed Consolidated Financial Statements	5 -11

LUCKCHARM HOLDINGS LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts expressed in US dollars, except share data)
(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$452,067	$10,661
Accounts receivable	3,197,719	3,196,456
Inventories	3,768,665	3,391,067
Advance to suppliers	1,454,473	996,921
Amount due from related party	1,444,786	92,511
Prepaid expenses and other current assets	640,467	546,229
Income tax receivable	116,888	-
Deferred tax assets – current	163,305	163,240
Total current assets	11,238,370	8,397,085

Property and equipment, net	1,396,105	1,416,851
Intangible assets, net	842,272	940,398
Long-term receivable	129,506	129,455
Deferred tax assets – non-current	74,274	74,245
Total non-current assets	2,442,157	2,560,949
Total assets	$13,680,527	$10,958,034

LIABILITIES
Current liabilities:
Short-term borrowings	$2,195,582	$2,194,715
Borrowings from a related party	-	139,015
Promissory note	1,000,000	-
Accounts payable	693,056	716,220
Deferred revenue	5,585,181	4,734,352
Accrued expenses and other current liabilities	932,200	1,013,138
Total current liabilities	10,406,019	8,797,440
Total liabilities	10,406,019	8,797,440

SHAREHOLDERS’ EQUITY
Common share (US$0.13 par value; 1 share authorized, issued and outstanding)	-	-
Additional paid-in capital	4,176,330	2,713,229
Accumulated deficit	(1,062,617)	(712,024)
Accumulated other comprehensive income	160,795	159,389
Total shareholders’ equity	3,274,508	2,160,594

Total liabilities and shareholders’ equity	$13,680,527	$10,958,034

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

LUCKCHARM HOLDINGS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Amounts expressed in US dollars, except share data)
(Unaudited)

	Six-month ended June 30,
	2009	2008

Revenues	$-	$-
Cost of sales	-	-
Gross profit	-	-

Operating expenses:
Selling and marketing expenses	27,787	11,527
Research and development expenses	40,775	47,069
General and administrative expenses	310,897	134,142
Total operating expenses	379,459	192,738

Loss from operations	(379,459)	(192,738)

Interest expense	82,634	-
Other, net	5,364	(62,370)

Loss before income taxes	(467,457)	(130,368)
Income tax benefit	116,864	29,985
Net loss	$(350,593)	$(100,383)

Loss per share – basic and diluted	$(350,593)	$(100,383)

Shares used in calculating basic and diluted loss per share	1	1

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

LUCKCHARM HOLDINGS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts expressed in US dollars, except share data)
(Unaudited)

	Six-month ended June 30,
	2009	2008

OPERATING ACTIVITIES:
Net loss	$(350,593)	$(100,383)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	48,511	14,380
Amortization of acquired intangible assets	98,580	102,968
Changes in assets and liabilities
Increase in inventories	(375,854)	(3,246,595)
(Increase)/decrease in advance to suppliers	(457,067)	1,373,929
Increase in other current and non-current assets	(562,839)	(78,455)
Increase in accounts payable	(23,529)	152,171
Increase in deferred revenue	848,791	698,123
Increase in other current liabilities	(81,323)	115,112
Net cash used in operating activities	(855,323)	(968,750)

INVESTING ACTIVITIES:
Purchase of property and equipment	(27,225)	(66,830)
Purchase of intangible assets	-	(71,671)
Net cash used in investing activities	(27,225)	(138,501)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings from related party	294,595	1,761,474
Repayments of short-term borrowings from related party	(433,835)	(635,660)
Proceeds from cash contribution from shareholders	1,463,101	-
Net cash provided by financing activities	1,323,861	1,125,814

Effect of exchange rate change on cash and cash equivalents	93	44,846
NET INCREASE IN CASH AND CASH EQUIVALENTS	441,406	63,409
Cash and cash equivalent at beginning of period	10,661	681,165
Cash and cash equivalent at end of period	$452,067	$744,574

Supplemental cash flow information:
Cash paid for interest expense	$82,618	$-

The accompanying notes are an integral part of the unaudited consolidated financial statements

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars, except share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Luckcharm Holding Limited (“LHL” or the “Company”) was incorporated in Hong Kong on June 15, 2009 by Fernside Limited.  On June 29, 2009, Fernside Limited transferred all of the equity interest of Luckcharm to Golden Wind Holdings Limited (“GW”), a company incorporated in the British Virgin Islands as an exempted company with limited liability under the Companies Law of the British Virgin Islands, for cash consideration of HK$1.00 (US$0.13). On August 1, 2009, LHL entered into an agreement to acquire 100% of the equity of Wuhan Guoce Nordic New Energy Co., Ltd. ("GC-Nordic") for total cash consideration of $3.3 million (RMB 22.5 million) from the original nine individual shareholders (the "Founders").  At the time of this transaction, the Founders obtained 100% voting interests in GW in the same proportion as their ownership interest in GC-Nordic, through a call option and voting trust agreements with Xu Hong Bing (the "Seller"), the sole shareholder of GW for a nominal consideration.  The acquisition of GW has been accounted for as a reverse acquisition with no change in control.  On August 5, 2009, GC-Nordic received approval on this acquisition from the Bureau of Commerce of the Wuhan City, Hubei Province, People's Republic of China ("PRC"). The restructuring process has been accounted for as a recapitalization as the Company and GC-Nordic were under common control with no adjustment to the historical basis of the assets and liabilities of GC-Nordic.  All share and per share data have been restated to give retroactive effect of this restructuring and the share capital represents the capital amount of the Company as if the restructuring has been completed as of the earliest period presented in these financial statements.

GC-Nordic was established as a domestic limited liability company on August 21, 2006 upon the issuing of a license by the Administration for Industry and Commerce of the Wuhan City, Hubei Province, PRC with an operating period of ten years to August 20, 2016.  At the time of establishment, GC-Nordic had registered capital of RMB 10 million ($1,253,950).  In December 2008, its registered capital was first increased to RMB 20 million ($2,713,229), and then to RMB 30 million ($4,176,330) in June 2009.

Luckcharm Holding Limited and GC-Nordic are collectively referred to as the "Group", which is engaged in the design, manufacture, commissioning and distribution of wind turbine generators and provides related technical support services in the PRC.

2.	BASIS OF PRESENTATION

The Group is responsible for the unaudited condensed consolidated financial statements included in this document, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Group considers necessary for a fair presentation of its financial position and operating results.  The Group prepared these statements following the requirements of the U.S. Securities and Exchange Commission (the "SEC") for interim reporting. As permitted under those rules, the Group condensed or omitted certain footnotes or other financial information that are normally required by GAAP for annual financial statements. These statements should be read in conjunction with the audited consolidated financial statements for the fiscal years ended December 31, 2008 and 2007.

The unaudited condensed consolidated financial statements include the financial statements of Luckcharm Holdings Limited and its subsidiary. All significant inter-group accounts and transactions have been eliminated in consolidation.

Revenues, expenses, assets and liabilities can vary during each quarter of the year. Therefore, the results and trends in these interim unaudited condensed consolidated financial statements may not be the same as those for the full year.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars, except share data)

3.	RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No. 141, “Business Combinations: (Revised 2007)” (“SFAS 141R”). SFAS 141R is relevant to all transactions or events in which one entity obtains control over one or more other businesses. SFAS 141R requires an acquirer to recognize any assets and non-controlling interest acquired and liabilities assumed to be measured at fair value as of the acquisition date. Liabilities related to contingent consideration are recognized and measured at fair value on the date of acquisition rather than at a later date when the amount of the consideration may be resolved beyond a reasonable doubt. This revised approach replaces SFAS 141, “Business Combinations” (“SFAS 141”) cost allocation process in which the cost of an acquisition was allocated to the individual assets acquired and liabilities assumed based on their respective fair value. SFAS 141R requires any acquisition-related costs and restructuring costs to be expensed as incurred as opposed to allocating such costs to the assets acquired and liabilities assumed as previously required by SFAS 141. Under SFAS 141R, an acquirer recognizes liabilities for a restructuring plan in purchase accounting only if the requirements of SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, are met. SFAS 141R allows for the recognition of pre-acquisition contingencies at fair value only if these contingencies are likely to materialize. If this criterion is not met at the acquisition date, then the acquirer accounts for the non-contractual contingency in accordance with recognition criteria set forth under SFAS No. 5, “Accounting for Contingencies”, in which case no amount should be recognized in purchase accounting. SFAS 141R is effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008 with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141R amends SFAS 109, “Accounting for Income Taxes,” such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141R would also apply the provisions of SFAS 141R. The adoption of SFAS 141R did not have a significant effect on the consolidated financial position, results of operations or cash flows.

In February 2008, the FASB issued FASB Staff Position No. SFAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”). FSP 157-2 defers the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008. The adoption of FSP 157-2 did not have a significant effect on the consolidated financial position, results of operations or cash flows.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP FAS 142-3). This position amends the factors an entity should consider when developing renewal or extension assumptions used in determining the useful life over which to amortize the cost of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP FAS 142-3 requires an entity to consider its own historical experience in renewing or extending similar arrangements in determining the amortizable useful life. Additionally, this position requires expanded disclosures related to the determination of intangible asset useful lives. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008, and may impact any intangible assets the Group acquires in future transactions. The guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements, though, shall be applied prospectively to all intangible assets recognized as of the effective date. Early adoption is prohibited. The adoption of SFAS 142-3 did not have a significant effect on the consolidated financial position, results of operations or cash flows.

On April 9, 2009, the FASB issued FASB Staff Position No. FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments" (“FSP FAS 107-1 and APB 28-1”), to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, "Interim Financial Reporting", to require those disclosures in summarized financial information at interim reporting periods. The adoption of FSP FAS 107-1 and APB 28-1 did not have a significant effect on the consolidated financial position, results of operations or cash flows.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars, except share data)

3.	RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, "Subsequent Events" (SFAS No.165).  SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, SFAS 165 provides (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Group adopted SFAS 165 on June 30, 2009 on a prospective basis. The adoption of SFAS 165 did not have a significant effect on the consolidated financial position, results of operations or cash flows.

4.	RECENTLY ISSUED ACCOUNTING PRONOUCEMENTS

In November 2008, the EITF reached a consensus-for exposure on EITF Issue No. 08-1, "Revenue Arrangements with Multiple Deliverables", or EITF 08-1, which was subsequently ratified by the FASB and confirmed at its September 2009 meeting.  The Task Force discussed a model that would amend EITF 00-21 to require an entity to estimate the selling price for all units of accounting, including delivered items, when vendor-specific objective evidence or acceptable third-party evidence of the selling price does not exist for them, and eliminate the residual allocation method and require an entity to apply the relative selling price allocation method in all circumstances.  EITF 08-1 will be effective for fiscal years beginning on or after June 15, 2010.  Entities can elect to apply this Issue (1) prospectively to new or materially modified arrangements after the Issuer’s effective date or (2) retrospectively for all periods presented.  Early application is permitted.  The Group is now evaluating the possible impact on the consolidated financial statements.

In June 2009, the FASB approved the "FASB Accounting Standards Codification" ("Codification") as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The Codification is effective for the Group during the annual period ending December 31, 2009 and will not have an impact on the financial condition or results of operations.

5.	FAIR VALUE MEASUREMENTS

The carrying value of financial instruments including cash, receivables, accounts payable, accrued expenses and debt, approximates their fair value at June 30, 2009 and December 31, 2008 due to the relatively short-term nature of these instruments. The carrying value of long-term accounts receivable approximates its fair value as it bears interest at a variable rate which reflects the current market yield level.

On January 1, 2008, the Group adopted SFAS No. 157, Fair Value Measurements (“SFAS 157”) which was not delayed by FASB Staff Position FAS 157-2 (“FSP FAS 157-2”). FSP FAS 157-2 delays the effective date of SFAS 157 as it applies to non-financial assets and liabilities that are not required to be measured at fair value on a recurring (at least annual) basis. As a result of the delay, SFAS 157 was applied to the Company’s non-financial assets and liabilities effective on January 1, 2009, and SFAS 157 does not have significant impact as at June 30, 2009, as there is no triggering event for impairment test.  SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (also referred to as an exit price). SFAS 157 also establishes a three-level fair value hierarchy for classifying financial instruments that is based on whether the inputs to the valuation techniques used to measure fair value are observable or unobservable. Valuation techniques used to measure fair value shall maximize the use of observable inputs. The three levels of the SFAS 157 fair value hierarchy are described below:

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars, except share data)

5.	FAIR VALUE MEASUREMENTS (CONTIUED)

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs, other than quoted prices in active markets for identical assets or liabilities.
Level 3:	Unobservable inputs.

As of June 30, 2009, the Group did not have any financial or non-financial assets or liabilities that were measured at fair value on a recurring basis subsequent to initial recognition.

6.	INVENTORIES

The Group's inventories at June 30, 2009 and December 31, 2008 are summarized as follows:

	June 30, 2009	December 31, 2008

Raw materials	$2,410,094	$2,885,327
Work in progress	1,358,571	505,740
	$3,768,665	$3,391,067

7.	AMOUNT DUE FROM RELATED PARTIES

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.  Related parties may be individuals or corporate entities. Wuhan Guoce Science & Technology Co., LTD. (GC-Tech) and the Group are subject to common control as the majority shareholder and the Chairman of the Board of Directors for GC-Tech is also the majority shareholder and the Chairman of the Board of Directors for the Group.  The Group had $444,786 and $92,511 due from GC-Tech as of June 30, 2009 and December 31, 2008, respectively. The total raw materials purchased from related party were $37,705 and $35,856 for the six months ended June 30, 2009 and 2008, respectively.  The amount due from GC-Tech does not bear interest as it is short term in nature.

On May 22, 2009, GC-Nordic entered into a promissory note in favor of GC China Turbine Corp. ("GCCT", formerly known as Nordic Turbine Inc.), a Nevada corporation listed on U.S. Over-the-Counter Bulletin Board, in the principal amount of US$1 million.  On the same day, GCCT wired the US$1 million to a BVI company 100% controlled by the Chairman of the Group due to the fact that LHL, GC-Nordic's parent company, was not yet incorporated.  This was recorded as amount due from related party as of June 30, 2009. Subsequently, on July 28, 2009, LHL received the proceeds from the related party. (Note 11)

8.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	June 30, 2009	December 31, 2008

Electronic equipment and computers	$90,261	$81,816
Furniture, office equipment and vehicles	124,331	105,524
Machinery and tools	1,251,200	1,250,707
Leasehold improvements	49,368	49,348
	1,515,160	1,487,395
Less: Accumulated depreciation	119,055	70,544
Net book value	$1,396,105	$1,416,851

The Group recorded depreciation expense of $48,511 and $14,380 for the six months ended June 30, 2009 and 2008, respectively.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars, except share data)

9.	INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	June 30, 2009	December 31, 2008
Gross carrying amount -
Purchased technology	$1,150,192	$1,149,738

Less: Accumulated amortization -
Purchased technology	307,920	209,340

Net book value	$842,272	$940,398

The Group recorded amortization expense of $98,580 and $102,968 for the six months ended June 30, 2009 and 2008, respectively.

10.	SHORT-TERM BORROWINGS

	June 30, 2009	December 31, 2008

Short-term bank borrowings	$2,195,582	$2,194,715
Loan from related party	-	139,015

As of June 30, 2009 and December 31, 2008, the Group had a short-term loan, which is guaranteed by a third party, from a PRC bank in the amount of $2,195,582 and $2,194,715, respectively.  The maturity date of the short term loan outstanding from PRC bank at June 30, 2009 is in July 2009.  The interest rate of outstanding short-term loan at June 30, 2009 and December 31, 2008 were 6.37% and 8.74%, respectively, which is subject to adjustment in accordance with the interest rates established by People's Bank of China.

Apart from the short-term loan from bank, the Group also had a short-term loan from a related party in the amount of nil and $139,015 as of June 30, 2009 and December 31, 2008, respectively.  The loan is provided to the Group for daily operational purposes and working capital requirements by GC-Tech.  The related party loan is interest free due to its short term nature.

11.	PROMISSORY NOTE

On May 22, 2009, LHL entered into a promissory note in favour of GCCT in the principal amount of US$ 1 million.  The promissory note is secured by the assets of LHL, accrues interest at 6% per annum calculated annually from May 31, 2009, and is due twenty four months from the closing of the Exchange Transaction.  Upon closing of the share purchase and exchange agreement, as described in note 14, the promissory note, excluding any interest accrued, will be considered an inter-company loan.  If the proposed transactions are not completed by December 8, 2009, and the principal, together with interest, have not been fully repaid by June 8, 2010, GCCT will have the right, at its option, to convert the promissory note to a percentage equity interest in LHL, equal to 4.44% multiplied by that fraction of the principal not repaid by June 8, 2010.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars, except share data)

12.	INCOME TAXES

The effective tax rate is based on expected income, statutory tax rates and incentives available in the jurisdiction in which the Group operates. For interim financial reporting, the Group estimates the annual tax rate based on projected taxable income for the full year and records a quarterly income tax provision in accordance with the FIN 18, “Accounting for Income Taxes in Interim Period” and APB 18, “Interim Financial Reporting”. As the year progresses, the Group refines the estimates of the year’s taxable income as new information becomes available. This continual estimation process often results in a change to the expected effective tax rate for the year. When this occurs, the Group adjusts the income tax provision during the quarter in which the change in estimate occurs so that the year-to-date provision reflects the expected annual tax rate.

The effective tax rate for the six-month ended June 30, 2009 increased 2% from the 23% effective rate for the six-month ended June 30, 2008 to 25%, primarily due to the decrease of non deductible expenses for tax purposes.

13.	SEGMENT INFORMATION AND MAJOR CUSTOMERS

The Group follows the provision of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes standards for reporting information about operating segments.  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker. The Group's chief operating decision maker has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Group. The Group is a single segment entity whose business is production and distribution of wind turbine generators in the PRC. All of its revenues are derived in the PRC. The Group's long-lived assets and operations are substantially located in the PRC.

14.	SUBSEQUENT EVENTS

The Group has evaluated subsequent events, as defined by Statement of Financial Accounting Standards (SFAS) No. 165, “Subsequent Events,” through the date that the unaudited condensed consolidated  financial statements were issued on October 10, 2009.

On July 31, 2009, LHL, GC-Nordic and GCCT entered into a revised Letter of Intent ("Revised LOI"), under which revised the Letter of Intent signed between LHL, GC-Nordic and GCCT on May 22, 2009, with New Margin Growth Fund L.P. ("New Margin"), Ceyuan Ventures II, L.P. ("CV") and Ceyuan Ventures Advisors Fund II, LLC ("CV Advisors").  The revised LOI further provides that (i) upon consummation of the Merger, GCCT shall directly or indirectly own all of the outstanding capital stock of GC-Nordic; (ii) the closing date for the Merger shall be thirty days from the date GC-Nordic completes an audit of its financial statements as required under U.S. securities laws; and (iii) the obligation of GC-Nordic to consummate the Merger is conditioned upon an additional financing of at least US$ 10 million in the merged entity at closing.

On July 31, 2009, the same day of signing the Revised LOI, the above parties entered into a financing agreement (the "Agreement").  The Agreement provides that GCCT agreed to lend LHL (i) US$ 2.5 million before July 24, 2009 and (ii) US$ 7.5 million before July 31, 2009.  In order to guarantee GCCT’s lending obligations under the Agreement, New Margin agreed to lend US$ 5 million to GCCT and CV and CV Advisors each agreed to lend a total of US$ 5 million to GCCT prior to the dates indicated above.  Upon the consummation of the Merger, the US$ 10 million aggregate loan amount made to GCCT by each of New Margin, CV and CV Advisors will be converted into shares of GCCT’s common stock at a conversion price equal to US$0.80 per share.  If the Merger fails to be consummated, the loans will convert into a 29.87% equity interest in GC-Nordic.

On the same day, LHL entered into a promissory note in favor of GCCT in the principal amount of US$ 10 million in connection with GCCT’s loan made to LHL as described above.  Under the terms of the promissory note, GCCT shall forgive the debt and cancel the promissory note so long as (i) the Merger is completed pursuant to its terms or (ii) if the Merger is not completed pursuant to its terms, the debt is converted pursuant to the Agreement.  If the Merger is not completed and the debt is not converted pursuant to the Agreement, the debt shall be due and payable within 180 days from the date of the promissory note.

LUCKCHARM HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars, except share data)

14.	SUBSEQUENT EVENTS (CONTINUED)

In furtherance of the Agreement, on the same date, GCCT executed convertible promissory notes (the "Notes") in favour of New Margin, CV and CV advisors in the amount of US$ 5 million, US$4.8 million and US$0.2 million, respectively.  The notes earn simple interest at an annual percentage rate equal to 6% or the lowest rate permissible by law.  Upon consummation of the Merger, the principal and interest due under the Notes will automatically convert into shares of common stock of GCCT at a conversion price per share equal to US$0.80.  In the event the Merger is not consummated within 180 days from the date of the Notes, the Notes shall be converted in accordance with the Agreement and debt underlying the Notes shall be forgiven and cancelled.

On September 30, 2009, the shareholders of GCCT entered into a voluntary share exchange agreement (the "Exchange Agreement") with LHL, GW and GC-Nordic.  Pursuant to the Exchange Agreement, GCCT will issue 32, 383,808 shares of its common stock, represents no less than 54% of the total issued and outstanding common stock of GCCT, to GW at the closing of the Exchange Agreement in exchange for 100% of the issued and outstanding capital stock of LHL.  The previously issued US$ 10 million convertible promissory notes will automatically convert into 12,500,000 shares of the GCCT's common stock.

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